Exhibit 99.1
For Immediate Release

Contact:	Roy L. Morrow (216) 383-4893
Roy Morrow@lincolnelectric.com
RANKO CUCUZ RESIGNS FROM LINCOLN ELECTRIC BOARD
     CLEVELAND, Ohio, U.S.A., June 30, 2006 — Lincoln Electric Holdings, Inc. (Nasdaq: LECO) announced today that Ranko Cucuz has resigned from its Board of Directors. Mr. Cucuz had served as a director since 2001 and was serving a three-year term ending in 2007.
     Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc-welding systems, plasma and oxyfuel cutting equipment and has a leading global position in the brazing and soldering alloys market. Headquartered in Cleveland, Ohio, Lincoln has 33 manufacturing locations, including operations, manufacturing alliances and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries. For more information about Lincoln Electric, its products and services, visit the Company’s Web site at http://www.lincolnelectric.com.
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